UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2008

Meade Instruments Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 Oak Canyon, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(949) 451-1450

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 6, 2008, Meade Instruments Corp. (the “Company”) received a Staff Deficiency Letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 4450(a)(5) (the “Rule”) because the closing bid price for the Company’s Common Stock, over the last 30 consecutive business days, has closed below the minimum $1.00 per share requirement for continued listing.  In accordance with Marketplace Rule 4450(e)(2), the Company has a period of 180 calendar days, or until February 2, 2009, to regain compliance.  If at any time before February 2, 2009 the bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule.  If compliance with the Rule cannot be demonstrated by February 2, 2009, the Company’s Common Stock will be subject to delisting from the Nasdaq Global Market.  The Company issued a press release on August 12, 2008 that disclosed its receipt of this letter from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Exhibit Title or Description

99.1	Press Release, dated August 12, 2008, issued by Meade Instruments Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2008	MEADE INSTRUMENTS CORP. (Registrant)

	By:	/s/ Paul E. Ross
Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99.1	Press Release, dated August 12, 2008, issued by Meade Instruments Corp.